Exhibit 99.1

HF Sinclair Corporation and HollyFrontier Corporation Announce Commencement of Private Exchange

Offers and Consent Solicitations for Outstanding Notes of HollyFrontier Corporation

DALLAS – March 24, 2022 (PRNewswire) – HF Sinclair Corporation (NYSE: DINO) (the “Company” or “HF Sinclair”) and HollyFrontier Corporation (“HFC”) today announced the commencement of private offers to all Eligible Holders (as defined herein) to exchange (each an “Exchange Offer” and, collectively, the “Exchange Offers”) notes previously issued by HFC listed in the table below (the “HFC Notes”), pursuant to the terms and subject to the conditions set forth in a confidential exchange offer memorandum and consent solicitation statement, dated as of March 24, 2022 (the “Exchange Offer Memorandum”). The interest rate, interest payment dates, maturity and redemption terms of each series of new notes to be issued by HF Sinclair in the Exchange Offers (the “New Notes”) will be the same as those of the corresponding series of HFC Notes to be exchanged.

The following table sets forth the Early Participation Exchange Consideration and the Expiration Date Exchange Consideration offered for each series of the HFC Notes:

Title of Series of HFC Notes	CUSIP/ISIN No.	Maturity Date	Principal Amount Outstanding	Early Participation Exchange Consideration(1)(2)	Expiration Date Exchange Consideration(3)
2.625% Senior Notes due 2023	436106AB4 / US436106AB48	10/01/2023	$350,000,000	$1,000 principal amount of HF Sinclair’s 2.625% Senior Notes due 2023 and $1.00 in cash	$950 principal amount of HF Sinclair’s 2.625% Senior Notes due 2023 and $1.00 in cash
5.875% Senior Notes due 2026	436106AA6 / US436106AA64	04/01/2026	$1,000,000,000	$1,000 principal amount of HF Sinclair’s 5.875% Senior Notes due 2026 and $1.00 in cash	$950 principal amount of HF Sinclair’s 5.875% Senior Notes due 2026 and $1.00 in cash
4.500% Senior Notes due 2030	436106AC2 / US436106AC21	10/01/2030	$400,000,000	$1,000 principal amount of HF Sinclair’s 4.500% Senior Notes due 2030 and $1.00 in cash	$950 principal amount of HF Sinclair’s 4.500% Senior Notes due 2030 and $1.00 in cash

(1)	For each $1,000 principal amount of HFC Notes validly tendered at or before the Early Participation Date (as defined herein), not validly withdrawn and accepted for exchange.
(2)	The $1,000 is inclusive of a $50 Early Participation Premium (as defined herein).
(3)

For each $1,000 principal amount of HFC Notes validly tendered after the Early Participation Date (as defined herein) and at or before the Expiration Date (as defined herein), not validly withdrawn and accepted for exchange.

In conjunction with the Exchange Offers, HF Sinclair is soliciting the consents (collectively, the “Consent Solicitations”) of the Eligible Holders to adopt certain proposed amendments to the indenture governing the HFC Notes (as supplemented for each particular series of existing HFC Notes, the “HFC Indenture”) to, among other things, eliminate from the HFC Indenture, as it relates to each series of HFC Notes (i) substantially all of the restrictive covenants, (ii) certain of the events which may lead to an “Event of Default”, (iii) the SEC reporting covenant and (iv) with respect to HFC’s 2.625% Senior Notes due 2023 (the “HFC 2023 Notes”) and HFC’s 4.500% Senior Notes due 2030 (the “HFC 2030 Notes”) only, the offer to purchase HFC 2023 Notes and HFC 2030 Notes upon certain change of control triggering events (collectively, the “Proposed Amendments”). The Proposed Amendments will become effective with respect to a particular series of HFC Notes to the extent (i) participation in the Exchange Offer by such series of HFC Notes exceeds 50% of the outstanding principal amount of such series and (ii) all tendered HFC Notes of such series are accepted for exchange in the related Exchange Offer. Eligible Holders of HFC Notes that tender such HFC Notes will be deemed to have given consent to the Proposed Amendments (in respect of the applicable series of HFC Notes tendered). Eligible Holders will not be permitted to tender their HFC Notes without delivering consents or to deliver consents without tendering their HFC Notes. Tenders of HFC Notes may not be withdrawn after the earlier of (i) 5:00 p.m., New York City time, on the Early Participation Date (as defined herein), and (ii) the date the applicable supplemental indenture to the corresponding

HFC Indenture implementing the applicable Proposed Amendments is executed, unless extended (such date and time, as the same may be extended, the “Withdrawal Deadline”), except in the limited circumstances where additional withdrawal rights are required by law. A valid withdrawal of tendered HFC Notes will also constitute the revocation of the related consent with respect to the applicable HFC Indenture. As used herein, a “valid withdrawal” means valid withdrawal prior to the Withdrawal Deadline.

The Exchange Offers and Consent Solicitations are being made pursuant to the terms and subject to the conditions set forth in the Exchange Offer Memorandum, copies of which will be made available to holders of the HFC Notes eligible to participate in the Exchange Offers. Each Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on April 22, 2022, unless such date is extended or earlier terminated (such date and time, as they may be extended, the “Expiration Date”). However, Eligible Holders who validly tender and do not validly withdraw their HFC Notes at or prior to 5:00 p.m., New York City time, on April 6, 2022 (as the same may be extended, the “Early Participation Date”), will be eligible to receive greater consideration for their HFC Notes than will be available for tenders made after the Early Participation Date but at or prior to the Expiration Date. HF Sinclair reserves the right to terminate, withdraw, amend or extend one or more of the Exchange Offers and Consent Solicitations in its discretion, subject to applicable law and the terms and conditions set forth in the Exchange Offer Memorandum.

Subject to the terms and conditions set forth in the Exchange Offer Memorandum, for each $1,000 principal amount of HFC Notes validly tendered and not validly withdrawn at or prior to the Early Participation Date, Eligible Holders of HFC Notes will be eligible to receive the consideration set out in the table above under the heading “Early Participation Exchange Consideration” (the “Early Participation Exchange Consideration”), which includes a payment of $1.00 in cash (the “Cash Payment”) and an early participation premium, payable in principal amount of New Notes, of $50 (the “Early Participation Premium”). To be eligible to receive the Early Participation Exchange Consideration, Eligible Holders must have validly tendered at or prior to the Early Participation Date, not have withdrawn the tender of their HFC Notes of the applicable series at or prior to the Early Participation Date and beneficially own such HFC Notes at the Expiration Date.

For each $1,000 principal amount of HFC Notes validly tendered and not validly withdrawn after the Early Participation Date and at or prior to the Expiration Date, Eligible Holders of HFC Notes will be eligible to receive the consideration set out in the table above under the heading “Expiration Date Exchange Consideration” (the “Expiration Date Exchange Consideration”), which includes the Cash Payment, but does not include the Early Participation Premium. To be eligible to receive the Expiration Date Exchange Consideration, Eligible Holders must validly tender (and not validly withdraw) their HFC Notes after the Early Participation Date and at or prior to the Expiration Date.

Settlement of the Exchange Offers will be promptly after the Expiration Date (the “Settlement Date”), unless HF Sinclair extends the Expiration Date or terminates the Exchange Offers.

The minimum denominations of the HFC Notes are $2,000 and any greater integral multiple of $1,000 in excess thereof. HF Sinclair will not accept any tender that would result in the issuance of less than $2,000 principal amount of any series of New Notes. The aggregate principal amount of any series of New Notes issued to each participating holder for any series of HFC Notes validly tendered (and not validly withdrawn) and accepted by the Company will be rounded down, if necessary, to the nearest whole multiple of $1,000 in excess thereof. This rounded amount will be the principal amount of New Notes such participating holder will receive, and no cash will be paid in lieu of any principal amount of New Notes not received as a result of rounding down.

Each series of New Notes will have the same interest rate (including interest rate adjustment provisions, as applicable), interest payment dates, maturity date and redemption terms as the corresponding series of HFC Notes. The first interest payment on any New Notes will include the accrued and unpaid interest on the HFC Notes tendered in exchange therefor so that a tendering Eligible Holder will receive the same interest payment it would have received had its HFC Notes not been tendered in the Exchange Offers and Consent Solicitations; provided that the amount of accrued and unpaid interest shall only be equal to the accrued and unpaid interest on the principal amount of HFC Notes equal to the aggregate principal amount of New Notes an Eligible Holder receives, which may be less than the principal amount of corresponding HFC Notes tendered for exchange if such holder tenders (and does not subsequently withdraw) its HFC Notes after the Early Participation Date. For the avoidance of doubt, to the extent an interest payment date for a series of HFC Notes occurs prior to the Settlement Date, holders who validly tendered and did not validly withdraw HFC Notes in the Exchange Offers and Consent Solicitations will receive accrued and unpaid interest on such interest payment date as required by the terms of the applicable HFC Indenture.

HF Sinclair, in its sole discretion, may extend the Early Participation Date, the Withdrawal Deadline and the Expiration Date with respect to any or all of the Consent Solicitations and Exchange Offers, subject to applicable law. Any extension of the Early Participation Date, the Withdrawal Deadline or the Expiration Date with respect to any of the Consent Solicitations or Exchange Offers by HF Sinclair will automatically extend the Early Participation Date, the Withdrawal Deadline or the Expiration Date, as applicable, with respect to the corresponding Consent Solicitation or Exchange Offer. In addition, each Exchange Offer and Consent Solicitation is subject to certain conditions, although we may waive any such conditions at any time. Any waiver of a condition by HF Sinclair with respect to an Exchange Offer will automatically waive such condition with respect to the corresponding Consent Solicitation, as applicable. In addition, HF Sinclair may amend the terms of any Exchange Offer without amending the terms of any other Exchange Offer.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, any security. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

The New Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements or the securities laws of any other jurisdiction. Accordingly, the New Notes will be offered for exchange only (1) to qualified institutional buyers as defined in Rule 144A under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act and (2) outside the United States to persons other than U.S. persons (as defined in Rule 902 under the Securities Act) in reliance upon Regulation S under the Securities Act. The holders of HFC Notes who have certified to the Company and HFC that they are eligible to participate in the Exchange Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Only Eligible Holders who have completed and returned an eligibility letter, available from the information agent, are authorized to receive or review the Exchange Offer Memorandum or to participate in the Exchange Offers. The Company will also enter into a registration rights agreement with the dealer managers, for the benefit of the holders of the New Notes.

Holders who desire a copy of the eligibility letter should contact D.F. King & Co., Inc., the information and exchange agent for the Exchange Offers and Consent Solicitations, at (800) 290-6428 (toll-free) or (212) 269-5550 (banks and brokers), or by email at hfc@dfking.com. D.F. King & Co., Inc. will also provide copies of the Exchange Offer Memorandum to Eligible Holders.

The Exchange Offers and Consent Solicitations are being made only pursuant to the Exchange Offer Memorandum. The Exchange Offer Memorandum and other documents relating to the Exchange Offers and Consent Solicitations will be distributed only to Eligible Holders. The Exchange Offers are not being made to holders of HFC Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. The New Notes have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the Exchange Offer Memorandum.

None of HF Sinclair, HF Sinclair’s subsidiaries, its and their respective directors or officers, the dealer managers and solicitation agents, the exchange agent, the information agent, any trustee for the New Notes or the HFC Notes, their respective affiliates, or any other person is making any recommendation as to whether holders should tender their HFC Notes in the Exchange Offers or deliver consents to the Proposed Amendments.

ABOUT HF SINCLAIR CORPORATION AND HOLLYFRONTIER CORPORATION

HF Sinclair, headquartered in Dallas, Texas, is an independent energy company that produces and markets high value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and

markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,300 Sinclair branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming. HF Sinclair also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P., a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HF Sinclair subsidiaries.

HFC is a wholly owned subsidiary of HF Sinclair and an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel, specialty lubricant products and specialty and modified asphalt. HFC owns and operates refineries located in Kansas, Oklahoma, New Mexico, Washington, Wyoming and Utah and markets its refined products principally in the Mid-Continent and Southwest United States, the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. In addition, HFC produces base oils and other specialized lubricants in the United States, Canada and the Netherlands, and exports products to more than 80 countries. HFC also owns a 47% limited partner interest and a non-economic general partner interest in Holly Energy Partners, L.P. (“HEP”), a master limited partnership that provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including HFC subsidiaries.

Investor Contacts	Media Contact
HF Sinclair Corporation and HollyFrontier Corporation Craig Biery, 214-954-6510 Vice President, Investor Relations or Trey Schonter, 214-954-6510 Investor Relations	media@hollyfrontier.com

FORWARD-LOOKING STATEMENTS

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, HF Sinclair’s and HEP’s ability to successfully integrate the operations of Sinclair with its existing operations and fully realize the expected synergies of the Sinclair transactions or on the expected timeline; risks relating to the value of HF Sinclair common stock and the value of HEP’s limited partner common units from sales by the Sinclair holders following the closing of the Sinclair transactions; HF Sinclair’s ability to successfully integrate the operation of the Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing coronavirus (“COVID-19”) pandemic on future demand and increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in HF Sinclair’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to infection in the workforce or in response to reductions in demand; the effects of current and/or future governmental and environmental regulations and policies, including the effects of current and/or future restrictions on various commercial and economic activities in response to the COVID-19 pandemic; the availability and cost of financing to HF Sinclair; the effectiveness of HF Sinclair’s capital investments and marketing strategies; HF Sinclair’s and HEP’s efficiency in carrying out and consummating construction projects, including HF Sinclair’s ability to complete announced capital projects, such as the construction of the Artesia renewable diesel unit and pretreatment unit, on time and within capital guidance; HF Sinclair’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of HF Sinclair to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for our refined products and create instability in the financial markets that could restrict our ability to raise capital; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States; a prolonged economic slowdown due to the COVID-19 pandemic which could result in an impairment of goodwill and/or long-lived asset impairments; the outcome of the Exchange Offers and Consent Solicitations; and other financial, operational and legal risks and uncertainties detailed from time to time in HF Sinclair’s, HFC’s and HEP’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.